Exhibit 99.1

	DEPARTMENT OF THE AIR FORCE ARLINGTON, VA 22202-3258	DEC 0 5 2013
Office of the Deputy General Counsel

SAF/GCR

1235 S. Clark Street

Suite 300

Arlington, VA 22202

Mr. Steven G. Mahon

SVP, General Counsel & Chief Compliance Officer

MTS Systems Corporation

14000 Technology Drive

Eden Prairie, MN 55344-2290

Dear Mr. Mahon:

I write to confirm that I have terminated the Administrative Agreement between this office and MTS. The termination is effective as of November 27, 2013. I have taken this action based on MTS's demonstrated efforts to establish and strengthen robust programs to promote compliance and a strong ethical culture. The company's Administrative Agreement has been removed from this office's public website. We have requested modification to your company's status in the Federal Awardee Performance & Integrity Information System (FAPIIS) to reflect the early termination.

I wish you and MTS continued success!

Sincerely,

/s/ Rodney A. Grandon

RODNEY A. GRANDON
Deputy General Counsel
(Contractor Responsibility)

Freedom Through Air· Power